MORGAN STANLEY DEAN WITTER VA3 ASSETMANAGER
                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
       ISSUED BY: NORTHBROOK LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
        PO Box 94040, Palatine, IL 60094-4040 Telephone: 1-800-654-2397
         Overnight Address: 3100 Sanders Rd., M4A, Northbrook, IL 60062
OW N E R(S)     Name _____________________________ (_)M ( )F Birthdate __/__/___

                Address______________________________Soc. Sec. no. ____/___/____

                Name _____________________________ (_)M ( )F Birthdate __/__/___

                Address______________________________Soc. Sec. no. ____/___/____

AN N U I TA N T
Leave blank if Annuitant is the same as sole Owner; otherwise complete.

                Name _____________________________ (_)M ( )F Birthdate __/__/___

                Address______________________________Soc. Sec. no. ____/___/____

                Relationship to Owner___________________________________________

BE N E F I C I A R Y(I E S)
                Name _____________________________ Relationship to Owner _______

                Name _____________________________ Relationship to Owner ______

                 PU R C H A S E PAY M E N T/ P L A N OP T I O N S
Total Purchase Payment $________________________________________________________

VARIABLE PORTFOLIO SECTION
AIM Variable Ins. Funds
(_) Aggressive Growth
(_) Blue Chip                   __%      MSDW Universal Funds
(_) Capital Appreciation        __%     (_) Equity Growth               __%
(_) Growth                      __%     (_) International Magnum        __%
(_) Value                       __%     (_) Emerging Markets Equity     __%
                                        (_) U.S. Real Estate            __%
Alliance Variable Product Series Funds  (_) Mid-Cap Value               __%
(_) Premier Growth              __%
(_) Growth                      __%     Putnam Variable Trust
(_) Growth & Income             __%     (_) International Growth            __%
                                        (_) International New Opportunities __%
                                        (_) Growth & Income                 __%
                                        (_) New Opportunities               __%
                                        (_) OTC & Emerging Growth           __%
MSDW Variable Investment Series         (_) Voyager                         __%
(_) Money Market                __%
(_) Quality Income Plus         __%     Van Kampen Life Investment Trust
(_) High Yield                  __%     (_) Emerging Growth             __%
(_) Utilities                   __%
(_) Income Builder              __%     Fixed Account (if available)
(_) Dividend Growth             __%     (_) DCA Fixed Account           __%
(_) Capital Growth              __%     (_) Fixed                       __%
(_) Global Div. Growth          __%     (_) _____________________       __%
(_) European Growth             __%                     Total           100%
(_) Pacific Growth              __%
(_) Equity                      __%     Plan Options (Choose one from options
(_) S & P 500 Index             __%     available in your state.  If none is
(_) Competitive Edge            __%     selected, base policy will apply):
(_) Strategist                  __%
(_) Agressive Equity            __%     (_) Performance Death Benefit Option
(_) Short-Term Bond             __%             (Highest Anniversary Value); or
                                        (_) Performance Income Benefit 2 Option
                                                (GuMBI); or
                                        (_) Performance Benefit Combination 2
                                                Option
                                        (_) Death Benefit Combination Option
                                                Best of the Best)

RE P L A C E M E N T            Will this annuity replace or change any
IN F O R M AT I O N             existing annuity or life insurance? (_)Yes (_)No
                                (If Yes, complete the following.)
                                Company_______________________Policy No. ______
                                Cost basis ammount ___________Policy Date _____

TA X QU A L I F I E D PL A N (_)Yes (_)No (If Yes, complete the following.)

                                (_) Traditional IRA (_) Roth IRA (_)SEP (_)Other
                                (_) Rollover     (_)4-1(a)(pension)
                                (_) Transfer     (_)403(b)(TSA)
                                (_) Contribution $_______ Contribution Year ____

SP E C I A L IN S T R U C T I O N S     _______________________________________
                                       ----------------------------------------
NLR741                                                                    41360

     MORGAN STANLEY DEAN WITTER VA3 ASSETMANAGER FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY ISSUED BY: NORTHBROOK LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS PO Box 94040, Palatine, IL 60094-4040 (_) Telephone:
     1-800-654-2397 (_)Overnight Address: 3100 Sanders Rd., M4A, Northbrook, IL

     The following states require insurance applicants to acknowledge a fraud warning/disclosure statement. Please refer to the fraud warning/disclosure statement for your state as indicated below.

     FOR APPLICANTS IN ARIZONA: Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within twenty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the contract Value on the date the returned contract is received by our company or our agent.

     FOR APPLICANTS IN ARKANSAS,  KENTUCKY,  MAINE, NEW MEXICO,  OHIO,  OREGON &
     PENNSYLVANA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and subjects such person to criminal and civil penalties.

     FOR APPLICANTS IN COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

     FOR APPLICANTS IN FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     FOR APPLICANTS IN LOUISIANA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     FOR APPLICANTS IN NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     FOR APPLICANTS IN WASHINGTON, D.C.: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

SIGNATURE(S)

(contract   applications   and  certificate   enrollments  are  referred  to  as
applications.)

A copy of this application signed by the Representative will be the receipt for the first purchase payment. If Northbrook Life Insurance Company ("Northbrook Life") declines this application, Northbrook Life will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by Northbrook Life. By accepting the annuity issued, I agree to any additions or corrections to this application. Northbrook Life will obtain written agreement from me for any change in the benefits, type of plan, or birthdates.

I understand that annuity values and income payments based on the investment experience of a separate account are variable and not guaranteed as to dollar amount. I acknowledge receipt of the current prospectus for the Flexible Premium Deferred Variable Annuity.

Signed at____________________________________________Date_____/_____/_____
                City       State
Owner(s)__________________________________________________________________

Annuitant_________________________________________________________________

FINANCIAL  ADVISOR USE ONLY
Will the annuity applied for replace or change any existing annuity or life insurance? (_) Yes (_) No

FA Name (Please print)_______________________      Phone No.(___)___-______
FA Signature_________________________________      Branch/FA No. __________
FL License No. _____________________________